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Exhibit 10.1


                               FIRST AMENDMENT TO

                              AMENDED AND RESTATED

                           REVOLVING CREDIT AGREEMENT


                                      AMONG


                         AMERITRADE HOLDING CORPORATION,
                          FIRST NATIONAL BANK OF OMAHA,
                         HARRIS TRUST AND SAVINGS BANK,
                     LASALLE BANK NATIONAL ASSOCIATION, AND
                      MERCANTILE BANK NATIONAL ASSOCIATION

                          DATED AS OF JANUARY 25, 2000





                                 APRIL 28, 2000



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                     FIRST AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT


     THIS FIRST AMENDMENT to AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "First Amendment") entered into as of this 28th day of April, 2000, is intended to amend the terms of the Amended and Restated Revolving Credit Agreement (the "Agreement") dated as of the 25th day of January, 2000, among AMERITRADE HOLDING CORPORATION, a Delaware corporation having its principal place of business at 4211 South 102nd Street, Omaha, Nebraska 68127 (the "Borrower"); FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business at One First National Center, Omaha, Nebraska 68102 ("Agent" or "FNB-O"); HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation having its principal place of business at 111 W. Monroe Street, Chicago, Illinois 60603 ("Harris"); LASALLE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603 ("LaSalle"); and MERCANTILE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business at One Mercantile Center, 7th and Washington TRAM 12-3, St. Louis, Missouri 63101 ("Mercantile"). All terms and conditions of the Agreement shall remain in full force and effect except as expressly amended herein. All capitalized terms used but not otherwise defined herein shall have the respective meanings prescribed in the Agreement.

     WHEREAS, the Borrower has requested that it be permitted to pledge the NITE Stock pursuant to the terms of a credit facility with one or more third parties other than the Revolving Lenders; and

     WHEREAS, the Revolving Lenders have agreed to permit such additional borrowing and pledge on the terms and conditions specified below;

     NOW, THEREFORE, the parties hereby agree that as of the Effective Date specified below:

     1. The definition of "Collateral" in Section I of the Agreement is hereby amended to add the words "(excluding NITE Stock other than the Pledged NITE Stock)" in clause (c) of such definition immediately after the word "securities." The definition of "Indebtedness" in Section I of the Agreement is hereby amended to add the words "and amounts outstanding under any Other Credit Facility" after the words "Subordinated Debt."

     2.   The following definition is hereby added to Section I of the
          Agreement:

          Other Credit Facility:  As defined in Section 4.25 hereof.

     3.   Section 2.1 of the Agreement is hereby amended to read as follows:

          2.1 Revolving Credit. Until December 31, 2001, the Revolving Lenders severally agree to advance funds for general corporate purposes not to exceed the amount shown below (the "Base Revolving Credit Facility") to the Borrower on a revolving credit basis.


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               Such Advances shall be made on a pro rata basis by the Revolving
          Lenders, based on the following maximum Advance limits and applicable percentages for each Revolving Lender: (i) as to FNB-O, $21,666,675 (28.8889%); (ii) as to Harris, $16,666,650 (22.2222%); (iii) as to
          Mercantile, $20,000,000 (26.6667%); (iv) as to LaSalle, $16,666,650
          (22.2222%); provided, however, that each Revolving Lender's Commitment is several and not joint or joint and several. The Base Revolving Credit Facility shall be subject to reduction as specified in Section
          4.3 of the Pledge Agreement.

               The Borrower shall not be entitled to any Advance hereunder if, after the making of such Advance, the Principal Loan Amount would exceed the least of (x) the then current Base Revolving Credit Facility, or (y) the sum of $25,000,000 plus one and one-half (1 1/2) times the Borrower's Annualized Modified Cash Flow, or (z) the number of Core Retail Accounts times $200, determined in each case after giving effect to the requested Advance. Nor shall the Borrower be entitled to any further Advances hereunder after the occurrence and during the continuation of any Event of Default or any event which with the passage of time or the giving of notice or both would constitute an Event of Default, or if the Borrower's representations and warranties cease to be true and correct in all material respects at the time of the requested Advance. Advances shall be made, on the terms and conditions of this Agreement, upon the Borrower's request. Requests shall be made by 12:00 noon Omaha time on the Business Day prior to the requested date of the Advance. Requests shall be made by presentation to FNB-O of a drawing certificate in the form of Exhibit
          B. The Borrower's obligation to make payments of principal and interest on the foregoing revolving credit indebtedness shall be further evidenced by the Notes.

4.        Section 4.2 of the Agreement is hereby amended to read as follows:

          4.2  Corporate Structure and Assets.
               ------------------------------

               (a) The Borrower shall not merge or consolidate with any other corporation or entity without the prior written consent of the Requisite Revolving Lenders, except as provided in clause (b) below.

               (b) The foregoing restriction on mergers and consolidations shall not apply if: (i) in the case of a merger, the Borrower is the surviving entity and expressly reaffirms its obligations hereunder; (ii) in the case of a consolidation, the resulting corporation expressly assumes the obligations of the Borrower hereunder; (iii) the surviving or resulting corporation is organized under the laws of the United States or a jurisdiction thereof; (iv) after giving effect to such merger or consolidation, the surviving or resulting corporation will be engaged in substantially the same lines of business as are now engaged in by the Borrower and its Subsidiaries and businesses reasonably related thereto; and (v) immediately after giving effect to such merger or consolidation, no Event of Default will exist hereunder.

               (c) The Borrower shall not sell any assets, other than in the ordinary course of business, in an aggregate amount greater than one million dollars ($1,000,000),



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               except (i) items that are obsolete or no longer necessary for operation of the business, (ii) the Borrower's interest in Comprehensive Software Systems, Ltd. and (iii) the Borrower's interest in the NITE Stock (other than the Pledged NITE Stock). The Revolving Lenders shall be entitled to receive as a prepayment on the Notes the net cash proceeds of any sale of assets of the Borrower which are prohibited by the preceding sentence. Notwithstanding the foregoing prepayment requirements, any such prohibited sale shall remain a violation of this Agreement. Any net cash proceeds from the sale of the Borrower's interest in the NITE Stock (other than the Pledged NITE Stock) shall either (y) be reinvested solely in Permitted Investments or additional investments in Advance Clearing, or (z) subject to the provisions of the following sentence, paid to the Revolving Lenders as a prepayment on the Notes as specified below. To the extent the sold NITE Stock secured an Other Credit Facility and the net cash proceeds of the sale are required to be used to reduce the amount outstanding under the Other Credit Facility, the net cash proceeds shall be repaid first to reduce such Other Credit Facility as required thereby, and second, to the extent of any remaining net cash proceeds, pro rata in accordance with the next sentence. If the sold NITE Stock did not secure an Other Credit Facility, the net cash proceeds shall be applied pro rata (based on the amounts outstanding thereunder) to prepayment of the Other Credit Facility or Facilities and the prepayment of the Notes. For purposes of this Section 4.2 (c), "net cash proceeds" shall mean any proceeds shall mean the amount in cash or cash equivalents received from the sale after taxes and after payment of all costs and expenses incurred in connection with the sale, including brokerage or similar fees.

               (d) In addition, the Borrower shall not engage in any business materially different from that in which it is presently engaged and businesses reasonably related thereto without the prior written consent of the Requisite Revolving Lenders, which consent shall not be unreasonably withheld.

     7. The following Section 4.25 is hereby added to the Agreement:

        4.25  Other Credit Agreements; NITE Stock.

               (a) The Borrower shall not suffer to exist any security interest on the Pledged NITE Stock. The Borrower shall not suffer to exist any security interest or other encumbrance on any other portion of the NITE Stock owned by the Borrower and its Subsidiaries other than to secure indebtedness of the Borrower under any credit, margin stock, or put and/or call agreement secured by or covering such NITE Stock (an "Other Credit Facility").

               (b) The Borrower shall not permit the Principal Loan Amount, at any time when there is indebtedness outstanding under any Other Credit Facility, to be less than the lesser of (i) one half of the aggregate principal amount outstanding under all Other Credit Facilities and (ii) the maximum amount permitted to be outstanding at such time under Section 2.1 of this Agreement. Notwithstanding anything to



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               the contrary herein or in any other Operative Document, no
               Temporary Administrative Convenience Breach by the Borrower of this Section 4.25(b) shall be an Event of Default (or an event which with the passage of time or the giving of notice or both will constitute an Event of Default) nor create a default upon which Agent or any other Revolving Lender may exercise any remedy against any Collateral or exercise any right of set-off. For purposes of this Section 4.25(b), a "Temporary Administrative Convenience Breach" is a breach of this Section 4.25 (b) which
               (y) does not continue for more than two Business Days, or (z) does not result in the ratio of the aggregate amount outstanding under all Other Credit Facilities to the Principal Loan Amount to exceed 7:3 .

               (c) The Borrower shall not permit the aggregate principal amount outstanding under all Other Credit Facilities to exceed 70% of the fair market value of the NITE Stock (exclusive of the Pledged NITE Stock) owned by the Borrower and its Subsidiaries.

               (d) Prior to entering into any Other Credit Facility, the Borrower shall provide to Agent a copy of the final form of the operative agreements for the Other Credit Facility and such Other Credit Facility shall not, in the reasonable opinion of Agent, constitute an Event of Default hereunder or materially adversely affect the rights of the Revolving Lenders under this Agreement.

     9. Section 6.1(f) of the Agreement is hereby amended by adding "Other Credit Agreement," after the phrase "(including the Subordinated Debt)."

     10. Section 4.17 of the Agreement is hereby amended by inserting the following at the end of the proviso to the first sentence "and (iv) Permitted Investments."

                          CHANGE TO SECURITY AGREEMENT

     11. Section 5(a) of the Security Agreement is hereby amended by adding the following at the end of the last sentence thereof "and other than Permitted Liens."

                           CHANGE TO PLEDGE AGREEMENT

     12. Section 4.3 of the Pledge Agreement is hereby amended to read as follows:

           Section 4.3 NITE Stock Covenants. In connection with the NITE Stock, the Borrower agrees as follows:

                  (a) Mark to Market. The Borrower represents and warrants that the original Pledged NITE Stock has a market value of at least $50,000,000. The Pledged NITE Stock shall be marked to market weekly to determine the fair market value of such Collateral. The Borrower shall provide to the Agent weekly a report showing the current fair market value of the Pledged NITE Stock.



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                  (b)  Additional Pledged NITE Stock. In the event that the fair market value of the Pledged NITE Stock at any time is less than $36,000,000, the Borrower shall give notice of such deficiency to the Agent and, within three Business Days after the determination of the deficiency, deliver to the Agent, or transfer into the Pledged Account, as applicable, additional NITE Stock such that the fair market value of the Pledged NITE Stock again shall be at least $50,000,000. Prior to the provision of such additional Pledged NITE Stock, the Base Revolving Credit Facility shall be reduced immediately to an amount equal to the sum of (a) 1.5 times Annualized Modified Cash Flow (but not to exceed $50,000,000), plus (b) 70% of the fair market value of the Pledged NITE Stock (as to (a) and (b) together, the "Maximum Loan Availability"). Failure to provide such additional Pledged NITE Stock within three Business Days shall constitute a default under this Stock Pledge Agreement unless the total amount outstanding under the Notes does not exceed the Maximum Loan Availability.


                  (c) Release of Pledged NITE Stock. The Agent shall release the Pledged NITE Stock and return all interest therein to the Borrower upon satisfaction of all of the following conditions:

                       (i) the Base Revolving Credit Facility is reduced to $50,000,000.00 or less;

                       (ii) the aggregate amounts outstanding under the Notes and the Revolving Credit Agreement do not exceed the product of l.5 times Annualized Modified Cash Flow; and

                       (iii) no Event of Default nor any event or occurrence which with the passage of time, or notice, or both, would constitute an Event of Default, has occurred and is continuing.

     13. This First Amendment may be executed in several counterparts and such counterparts together shall constitute one and the same instrument.

     14. Except as expressly agreed herein, all terms of the Agreement, the Security Agreement and the Pledge Agreement shall remain in full force and effect.

     15. This First Amendment shall be effective as of April 28, 2000 (the "Effective Date").




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         IN WITNESS WHEREOF, the Borrower and the Revolving Lenders have caused this First Amendment to Amended and Restated Revolving Credit Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.

                                    AMERITRADE HOLDING CORPORATION

                                    By:       /s/ John R. MacDonald
                                       ------------------------------------
                                     Title:       Chief Financial Officer
                                                  John R. MacDonald


                                    FIRST NATIONAL BANK OF OMAHA

                                    By:      /s/ J. P. Bonham
                                       ------------------------------------
                                     Title:  Vice President


NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                    INITIALED: /s/ JRM
                                               ----------------------------
                                                    Borrower



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                                    HARRIS TRUST AND SAVINGS BANK


                                    By: /s/ Gary R. Shafer
                                        --------------------------------
                                       Title:    Vice President



NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.


                                        INITIALED:

                                        /s/ JRM
                                        ------------------
                                        Borrower




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                                    MERCANTILE BANK NATIONAL ASSOCIATION


                                    By:    /s/ Joseph L. Sooter, Jr.
                                       --------------------------
                                       Title:   Vice President



NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                        INITIALED:

                                        /s/ JRM
                                        -------
                                        Borrower


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                                    LASALLE BANK NATIONAL ASSOCIATION


                                    By:       /s/ Darren Lemkau

                                       Title:  FVP
                                             ----------------------------



NOTICE: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

                                        INITIALED:

                                        /s/ JRM
                                        -------
                                        Borrower